EXHIBIT 99

               PRESS RELEASE OF PROVIDENT FINANCIAL SERVICES, INC.




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                    Provident Financial Services (NYSE: PFS)

Contact:

Kenneth J. Wagner
Senior Vice President
Investor Relations
Provident Financial Services, Inc.
830 Bergen Avenue
Jersey City, NJ  07306
201-915-5344



FOR IMMEDIATE RELEASE: April 1, 2004


          PROVIDENT FINANCIAL SERVICES, INC. ANNOUNCES DATES FOR ANNUAL
               MEETING AND FIRST QUARTER EARNINGS CONFERENCE CALL

JERSEY CITY, N.J. --Provident Financial Services, Inc. (NYSE: PFS), parent company of The Provident Bank, announced today that its Annual Meeting of Stockholders will be held on June 23, 2004 at 10:00 a.m. Eastern Time at the Hilton Newark Airport, 1170 Spring Street, Elizabeth, New Jersey. The record date for stockholders entitled to vote at the Annual Meeting is April 30, 2004.

The Company also announced that it expects to release financial results for the quarter ended March 31, 2004 on Thursday, April 22, 2004 at approximately 5:00 p.m. Eastern Time. A copy of the earnings release will be immediately available on the Company's web site, www.providentnj.com, by going to Investor Relations and clicking on News.

Chairman, Chief Executive Officer and President Paul M. Pantozzi, together with Executive Vice President and Chief Operating Officer Kevin Ward and Senior Vice President and Chief Financial Officer Linda Niro, will hold a conference call for investors at 10:00 a.m. Eastern Time on Friday, April 23, 2004 regarding highlights of the Company's first quarter 2004 financial results. Information about the conference call is as follows:

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         Dial-in  (Domestic):                        1-800-299-8538
                  (International):                   1-617-786-2902
         Participant Passcode:                       93708434

A replay of the call will be available beginning at 12:00 noon (ET) on April 23, 2004 until 11:59 p.m. (ET) on April 30, 2004.

         Replay   (Domestic):                        1-888-286-8010
                  (International):                   1-617-801-6888
         Passcode:                                   32623306


Internet access to the call is available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast. The call will also be archived on the Company's web site for a period of one year.

         Provident Financial Services, Inc. is the holding company for The Provident Bank. The Company reported assets of $4.3 billion as of December 31, 2003. Founded in 1839, the Bank currently operates 54 full service branches throughout northern and central New Jersey.

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